As Filed with the Securities And Exchange Commission on April 5, 2006

Registration No. 333-10071

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
UNDER
THE SECURITIES ACT OF 1933

MOSSIMO, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	33-0684524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2016 Broadway
Santa Monica, California 90404
(Address of Registrant’s Principal Executive Offices) (Zip Code)

1995 STOCK OPTION PLAN
1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

(Full title of the plan)

Vicken Festekjian
2016 Broadway
Santa Monica, California 90404
(310) 460-0050

(Name, address and telephone number of agent for service)

EXPLANATORY NOTE

As originally filed on August 13, 1996 (Registration No. 333-10071, this Registration Statement (the “Registration Statement”) registered 1,750,000 shares of Common Stock of Mossimo, Inc.(the “Company”), of which 815,043 had been approved for issuance under the Company’s 1995 Stock Option Plan (the “1995” Plan”) of and 197,000 of which had been approved for issuance under the Company’s 1995 Non-Employee Directors Stock Option Plan (the “Director Plan”).

By this Post-Effective Amendment No. 1, the Company hereby deregisters under the Act 701,937 shares of the Company’s Common Stock registered on the Registration Statement which have not been approved for issuance under the 1995 Stock Option Plan and the Director’s Plan.  The Registration Statement remains in effect with respect to the remaining shares approved for issuance under the 1995 Plan and the Director Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Monica, State of California on the 31st day of March, 2006.

MOSSIMO, INC.

By:	/s/Mossimo Giannulli
Mossimo Giannulli
Chairman of the Board
And Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Mossimo Giannulli
Mossimo Giannulli	Chairman of the Board and	March 31, 2006
Co-Chief Executive Officer

/s/Edwin Lewis
Edwin Lewis	Co-Chief Executive Officer	March 31, 2006

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/s/Vicken Festekjian
Vicken Festekjian	Chief Financial Officer and	March 31, 2006
Principal Accounting Officer

/s/Robert Martini
Robert Martini	Director	March 31, 2006

/s/William Halford
William Halford	Director	March 31, 2006

/s/Bryant R. Riley
Bryant R. Riley	Director	March 31, 2006

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